GLOBAL INVESTOR SERVICES, INC.

INSTRUCTIONS FOR SUBSCRIPTION FOR THE OFFERING

Each subscriber for the Offering of Global Investor Services, Inc. must do the following:

1.	Complete, sign and deliver an original Investment Agreement.
2.	Deliver payment for the Offering in accordance with the wire transfer or check instructions.

To pay by check, make checks payable to the order of M&T Bank as Escrow Agent for Global Investor Services, Inc. and send the completed subscription documents as described above and check to HFP Capital Markets LLC at the following address:

HFP Capital Markets LLC
685 5th Avenue, 9th Floor
New York, NY 10022
Phone: (646) 660-9626
Attn: Thomas Mikolasko

Wiring Instructions

Wire Transfers should be made to:

ABA: #022000046
MFRS BUF
Account Number: ____________
Account Name:  Trust Division
F/F/C:  [_____]  Global Investor Services/HFP Capital
Attn:  Joan Stapley

HFP CAPITAL MARKETS LLC AND THE COMPANY MAY ACCEPT OR REJECT SUBSCRIPTIONS IN THEIR SOLE DISCRETION. THE OFFERING IS AVAILABLE ONLY TO “ACCREDITED INVESTORS” AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

INVESTMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of the ____ day of ____________________, 2011, by and between the investor set forth on the signature page to this Agreement (the “Investor”) and Global Investor Services, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company, through its wholly owned subsidiaries, is engaged in the business of marketing and delivering online, directly and through its marketing partners, a suite of  investor education products and services that provide financial and educational information to individuals through a subscription model;

WHEREAS, the Company desires to raise capital to be utilized in connection with a marketing program whereby the Company will gain additional subscribers to its products and services (the “Program”);

WHEREAS, the Investor desires to provide the Company with the required capital to implement the Program in the amount as set forth on the signature page (the “Funding”);

WHEREAS, the Company shall provide the Investor with a percentage of the net revenue (as set forth on Schedule A) generated through the Program attributable to the Funding; and

NOW THEREFORE, the Company and the Investor hereby agree as follows:

Section 1.   Purchase and Sale; Payment; Closing.

1.1.	Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Investor hereby agrees to provide the Company with the Funding.

1.2.
Form of Payment; Return. (a) The Investor shall complete this Investment Agreement and provide the Funding by wire transfer of immediately available funds to the Company in accordance with the written instructions above. The Funding shall be utilized to implement the Program and the Company shall track through its proprietary system all leads and, in turn, subscribers generated through the Program.  The Company shall make all payments to the Investor equal to a percentage of the Company’s net revenue generated from the Program in accordance with Schedule A multiplied by the quotient of the amount of the Funding divided by the total amount of the Offering closed by the Company pursuant to the Memorandum.  For example, assuming that (i) the Investor provides $25,000 of the Funding, (ii) the entire funding pursuant to the Memorandum is $200,000 and (iii) the net revenue generated during the period commencing on the 1st day following the Closing through the 60th day following the Closing is $300,000, then the Investor shall receive $18,750 on the 61st day following the Closing, which is equal to $150,000 (50% of net revenue) multiplied by .125 which is the quotient of $25,000 (amount of the Funding) divided by $200,000 (total amount of the funding under the Memorandum). The above described payments shall commence on the 61st day following the Closing which shall continue in accordance with Schedule A every 30 days thereafter until the 26th month anniversary of the Closing. The Company shall provide the Investor with a monthly report providing a summary of the use of proceeds for the Funding and operating results of the Program including the net revenue generated as a result of the Program.  The Investor has the option to receive their principal investment distributions by either a wire transfer or mailed as a check.  All payments in excess of the principal shall be distributed via check.  Additional, if either the payment date or conversion date falls on a non-business day, the payment or conversion will take place on the next business day.

(b) In the event that the Company has not made payments equal to 50% of the Funding as of the 91st day after the Closing (the “Shortfall”), then the Investor, at its sole option, may convert the Shortfall into shares of common stock of the Company by dividing the Shortfall by the Conversion Price (the “Option”). The Conversion Price shall be determined by multiplying .50 by the closing bid price as reported by a reliable reporting service on the 91st day following the Closing.  The Option shall expire upon the earlier of the Company paying the Shortfall in full or the 301st day following the Closing.

(c) In the event that the Company has not made payments equal to 100% of the Funding as of the 181st day after the Closing (the “Second Shortfall”), then the Investor, at its sole option, may convert the Second Shortfall into shares of common stock of the Company by dividing the Second Shortfall by the Conversion Price (the “Second Option”). The Conversion Price shall be determined by multiplying .50 by the closing bid price as reported by a reliable reporting service on the 181st day following the Closing.  The Second Option shall expire upon the earlier of the Company paying the Second Shortfall in full or the 301st day following the Closing.

(d) All payments made by the Company to the Investor shall be made by wire transfer or by check, at the election of the Investor, until payments equal to the Funding have been made.  Thereafter, all payments shall be made by check.  If any payment to be made by the Company or delivery of shares of common stock by the Company fall on a non-business day (weekend, holiday, etc.), then such payment or distribution shall be made on the following business day.

1.3
Closing.  All funds received by the Investor will be held in escrow for the benefit of the Investor by Manufacturers and Traders Trust Company (the “Escrow Agent”) until the full amount of the Offering has been achieved (the “Closing”) or earlier termination of this Offering.  On the Closing, the Company and HFP Capital Markets LLC (“HFP Capital”) shall jointly direct the Escrow Agent to deliver to the Company, by wire transfer of immediately available funds, the funds deposited in the Escrow Account, less (x) the amount payable to the Escrow Agent pursuant to the terms of the Escrow Agreement, and (y) the amounts payable to HFP Capital pursuant to the Engagement Agreement with the Company dated February 7, 2011.

Section 2.   Investor Representations. The Investor represents, warrants and agrees as follows:

2.1	The Investor agrees that the Agreement is and shall be irrevocable.

2.2
The Investor has carefully read the Confidential Private Offering Memorandum, dated February 7, 2011, and exhibits thereto (the “Memorandum”).  The Investor has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Funding and the Memorandum and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the Funding.  The Investor understands the Memorandum and the undersigned has had the opportunity to discuss any questions regarding any of the disclosure in the Memorandum with his counsel or other advisor.  Notwithstanding the foregoing, the only information upon which the Investor has relied is that set forth in the Memorandum and the associated risk factors.  The Investor has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Memorandum.  The Investor does not desire to receive any further information.

2.3
The Investor is aware that providing the Funding, as described above and in the Memorandum, is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of the Funding.

2.4	The Investor understands that no federal or state agency has made any finding or determination regarding the fairness of the Funding, or any recommendation or endorsement of the Funding.

2.5
The Investor is providing the Funding through the undersigned's own account, with the intention of holding the Agreement with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Funding, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act of 1933, as amended (the “Act”), and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

2.6
The Investor represents that if an individual, he/she has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this Funding.  The Investor has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

2.7
The Investor is financially able to bear the economic risk of this investment, including the ability to afford a complete loss of his or her investment in the Funding.  The Investor will not pledge, transfer or assign this Agreement or any of the proceeds derived from the Agreement.

2.8
The Investor represents that the funds provided for this investment are either separate property of the Investor, community property over which the Investor has the right of control, or are otherwise funds as to which the Investor has the sole right of management.  The Investor is providing the Funding with the funds of the Investor and not with the funds of any other person, firm, or entity and is participating in the Funding for the undersigned's account.  No person other than the Investor has any beneficial interest in the Funding.

2.9
The address shown under the Investor's signature at the end of this Agreement is the Investor's principal residence if he or she is an individual, or its principal business address if it is a corporation or other entity.

2.10
The Investor understands and acknowledges that the Funding has not been registered under the Act.  The Funding has been provided for investment purposes only and not with a view to distribution or resale and may not be sold or transferred, made subject to a security interest, pledged, hypothecated or otherwise disposed of unless and until registered und the Act or evidence satisfactory o the Company that such registration is not required under the Act.

2.11	The Investors represents that the Investor is an “accredited investor” as that term is defined under the Act.

2.12	The Investor expressly acknowledges and agrees that the Company is relying upon the Investor’s representations contained in the Agreement.

2.13
To effectuate the terms and provisions hereof, the undersigned hereby appoints the HFP Capital as its attorney-in-fact for the purpose of carrying out the provisions of the Escrow Agreement by and between the Company, HFP Capital and Manufacturers and Traders Trust Company (the “Escrow Agreement”) including, without limitation, taking any action on behalf of, or at the instruction of, the undersigned and executing any release notices required under the Escrow Agreement and taking any action and executing any instrument that HFP Capital may deem necessary or advisable (and lawful) to accomplish the purposes hereof.  All acts done under the foregoing authorization are hereby ratified and approved and neither HFP Capital nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.  This power of attorney, being coupled with an interest, is irrevocable while the Escrow Agreement remains in effect.

Section 3.   Company Representations. The Company represents, warrants and agrees as follows:

3.1
The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

3.2
The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required. This Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly.

3.3
The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party.

Section 4.   Miscellaneous.

4.1.
Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his, her or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right.  Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right.  A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.  All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

4.2
The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Agreement, together with any instruments or documents executed simultaneously herewith in connection with this Funding, constitutes the entire agreement between them with respect to the subject matter hereof.  All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement and any such instruments and documents, which alone fully and completely expresses their agreement.

4.3	This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

4.4
The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intent and purposes hereof.

4.5
This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the undersigned hereby consents to the jurisdiction of the courts of the State of New York and the United States District Courts situated therein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Investor

Funding:	$

Exact Name of Investor:

Name and Title of Signatory:

Signature:

Tax ID/Social Security Number:

Address:

Company Global Investor Services, Inc.

By:
Name:
Title:

Schedule A

Month following Closing	Percentage of Net Revenue Payable to Investor (1)
1	0%
2	0%
3	50%
4	50%
5	45%
6	45%
7	20%
8	20%
9	20%
10	20%
11	20%
12	20%
13	20%
14	20%
15	20%
16	20%
17	20%
18	20%
19	20%
20	20%
21	20%
22	20%
23	20%
24	20%
25	20%
26	20%

(1)
Commencing on the 61st day following the Closing, the Company shall make the above payment of the percentage of the net revenue generated during the initial 60 days following the closing (the “Initial Period”).  On the 91st day following the Closing, the Company shall make the above payment of the percentage of the net revenue generated during the period commencing on 61st day following the Closing through the 90th day following the Closing; provided, however, the Company shall also continue to pay 50% of the net revenue earned during the Initial Period but not yet paid by the Company.  The payments shall continue in this manner until the 26th month following the Closing.